Exhibit 21


                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P
                                 SUBSIDIARY LIST


           KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
               Shore Terminals LLC
               Statia Terminals Holding Company LLC
                  Statia Technology, Inc.
                  Statia Terminals International N.V.
                      Statia Terminals Corporation N.V.
                          Statia Terminals Canada Co.
                             Point Tupper Marine Services Co.
                          Statia Terminals Canada Partnership
                          Statia Terminals Canada Holdings Co.
                      Statia Terminals Antilles N.V.
                          Saba Trustcompany N.V.
                          Bicen Development Corporation N.V.
                          Statia Terminals N.V.
                             Statia Terminals Marine Services N.V.
                             Statia Tugs N.V.
                      Statia Terminals Delaware, Inc.
                          Statia Terminals, Inc.
                          Statia Terminals New Jersey, Inc.
                          Seven Seas Steamship Company, Inc.
                             Seven Seas Steamship Company (Sint Eustatius) N.V.
               Support Terminal Operating Partnership, L.P.
                  Kaneb Terminals Ltd
                      Kaneb Terminals (Eastham) Ltd.
                  ST Linden Terminal, LLC
                  ST/Center Chillicothe Terminal LLC
                  ST Australia Pty. Ltd.
                      Terminals Pty Ltd.
                  Kaneb Terminals Ltd.
                      Bulk Storage Terminals Limited
                      Kaneb Terminals (Auckland) Limited
               Support Terminal Services, Inc.
                  StanTrans, Inc.
                      StanTrans Holding, Inc.
                      StanTrans Partners, L.P.